UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2015

NBTY, Inc.

(Exact name of registrant as specified in charter)

333-172973

(Commission File Number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On December 7, 2015, NBTY (2015) Limited, a private limited company incorporated in England and Wales and an indirect subsidiary of NBTY, Inc. (“NBTY (2015)”), completed its previously announced acquisition of Dr. Organic Limited, a company incorporated in England and Wales and a manufacturer, marketer and distributor of a broad line of naturally-inspired personal care products, from the shareholders (the “sellers”) of Dr. Organic Limited. The purchase price for Dr. Organic Limited was approximately £53 million (approximately $80 million), which was payable in (i) cash of approximately £33 million (approximately $50 million), (ii) loan notes in an aggregate principal amount of approximately £20 million (approximately $30 million) (the “completion loan notes”) issued by NBTY (2015) to the sellers, which bear interest at a rate per annum equal to the Bank of England base rate, mature 18 months after issuance and are redeemable at any time after six months at the option of the holders, (iii) 399,000 class B ordinary shares, par value £0.01 (the “rollover shares”), issued by NBTY (2015) to certain of the sellers, and (iv) 100,000 class C ordinary shares, par value £0.01, issued by NBTY (2015) to certain of the sellers at a premium of £0.04 each (which will be redeemed by NBTY (2015) for £0.05 per share 18 months after issuance or at the time the holder of the class C ordinary shares ceases to be employed by Dr. Organic Limited and its subsidiaries, if earlier).  Holders of the rollover shares may require NBTY International Limited, a private limited company incorporated in England and Wales and an indirect subsidiary of NBTY, Inc.,  to repurchase the rollover shares for an amount based on the future earnings of Dr. Organic Limited and its subsidiaries (the “repurchase amount”), which amount is payable, at the election of holders, in cash or through the issuance of loan notes by NBTY (2015) with terms similar to the completion loan notes.  To the extent the holders do not exercise their put right, NBTY (2015) will have the right to call the rollover shares at the repurchase amount.  The completion loan notes and the repurchase amount are guaranteed by Holland & Barrett Group Limited, a private limited company incorporated in England and Wales and a direct subsidiary of NBTY, Inc., on an unsecured basis.

Certain of the sellers have agreed, following the closing of the acquisition, to indemnify NBTY (2015) for losses arising from certain liabilities, subject to certain limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2015

NBTY, Inc.

By:	/s/ Christopher Brennan
Christopher Brennan
Senior Vice President, General Counsel